SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

(a)(b) On October 23, 2017, the Registrant completed the acquisition of all assets that refer, relate or pertain to the real—time cross-platform MMO game commonly known and referred to as “Pocket Starships,” including but not limited to all intellectual property, know how, “urls,” websites, game engines, game store accounts, prior versions, company names and trade names, business plans, ﬁnancial reports, financial data, employee data, customer lists, forecasts, strategies, and all other business information; manufacturing or other technical or scientific know-how, speciﬁcations, technical drawings, drawings, artwork, music, diagrams, schematics, technology, processes, and any other trade secrets, discoveries, ideas, concepts, know-how, techniques, materials, formulae, compositions, information, data, results, plans, surveys and/or reports of a technical nature; and software programs (including all forms of code), software documentation, software development kits, game design documents, and formulae related to the current, future and proposed products and services, including any additions, enhancements or modifications to the foregoing or derivatives thereof after the date hereof.

(c) The parties to the acquisition agreement were the Registrant and Lars Koschin, Bjoern Koschin, Spectacle Games Publishing, Inc., a California corporation, MMOJoe, UG, a German limited liability company, and, MMOJoe, Inc., a Nevada corporation (collectively, the “MMOJoe Parties”). No material relationship exists between the Registrant and the MMOJoe Parties.

(d) As consideration for the acquisition, the Registrant agreed to issue to the MMOJoe Parties eight million shares of the Registrant’s restricted common stock, and an option to purchase up to eight million shares of the Registrant’s restricted common stock at a price of fifty cents per share. The option expires on August 31, 2020.

Further, the options previously issued to the MMOJoe Parties, pursuant to a Purchase Option Agreement dated June 25, 2016, which provided for the option to purchase up to three million, seven hundred and fifty thousand shares of Registrant’s common stock, are fully vested and remain in effect in accordance with the terms of the Purchase Option Agreement.

All restricted stock issuable under the acquisition agreement is based upon an exemption from registration provided under Section 4(a)(2) of the 1933 Securities Act, and Section 506 of Regulation D promulgated thereunder.

All restricted common stock issuable pursuant to the acquisition agreement will carry the customary Rule 144 legend and be subject to Rule 144 compliance. Further, sales of the restricted common stock, once either registered in an effective registration statement, or otherwise found to be exempt from registration, will be subject to a gating provision which restricts sales to five thousand shares per day for every two hundred thousand shares traded.

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Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
2.1	Asset Purchase Agreement dated August 31, 2017
2.2	First Amendment to Asset Purchase Agreement dated October 8, 2017
2.3	Second Amendment to Asset Purchase Agreement dated October 19, 2017
2.4	Bill of Sale dated October 8, 2017
2.5	Amended Bill of Sale dated October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date October 24, 2017

By:/s/ James R. Thompson

Chief Executive Officer

President

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